UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 14, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

Attachment I of this Form 8-K is the transcript of IBM’s Chief Financial Officer Mark Loughridge’s first quarter earnings presentation to securities analyst on January 14, 2005.  Attachment II are the charts for such presentation and certain reconciliation and other information. All of the information in Attachment I (transcript) is hereby filed except for the information set forth below, which is furnished but not filed.  All of the information in Attachment II (charts) is hereby filed except for the reconciliation information provided therein for the Attachment I information set forth below, which is furnished but not filed.

Attachment I (Transcript)

The following statement from Page 3: “or up 4 percent without PC’s”.

The following statements from Page 6:

•              “or 4 percent without PC’s”

•              “but up 2 percent without the PC business”

The following sentence from Page 7:  “We told you in January that the full year-to-year impact of pension alone will be $1 billion.”

The following sentence from Page 8:  “Excluding this incremental funding, we generated over $250 million more cash from operations year-over-year.”

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 15, 2005
	By:	/s/ Timothy S. Shaughnessy
(Timothy S. Shaughnessy)
Vice President and Controller

2

ATTACHMENT I

INTRODUCTION

Thank you.  This is Patricia Murphy, Vice President of Investor Relations for IBM.  Here with me today is Mark Loughridge, IBM’s Senior Vice President and Chief Financial Officer.  Thank you for joining us on short notice.

At this time, the opening page of the presentation should have automatically loaded, and you should be on Chart 1, the title page.

In roughly an hour, you will be able to link to the prepared remarks using a link found at the bottom of the presentation window.

Today’s presentation does not include an index page.  Any chart may be referenced at any time by utilizing the drop down toolbar at the bottom of your screen.

As always, a replay of this webcast will be available on our Investor Relations website by this time tomorrow.

This presentation includes certain non-GAAP financial measures, in an effort to provide additional information to investors.

All non-GAAP measures have been reconciled to their related GAAP measures in accordance with SEC rules.  You will find reconciliation charts at the end, and in the Form 8-K to be filed with the SEC immediately following this call.

Now, please click on the Next button and move to Chart 2.

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the company’s filing with the SEC.  Copies are available from the SEC, from the IBM web site, or from us in Investor Relations.

Let me comment on one additional point.

As we communicated last week, we implemented the expensing of share-based compensation in the first quarter of this year.

Within this earnings presentation, the first quarter 2004 Income Statement, Balance Sheet and Cash Flow have been restated to include the impact of share-based compensation expense.

As a reminder, the first quarter Segment pre-tax profits do not include this expense.

Please click again on the Next button for Chart 3.

Now, let me turn the call over to Mark Loughridge.

OVERVIEW

Thanks Patricia.

This quarter did not play out as we expected.

We had a good start to the quarter, consistent with the way we exited 2004. In fact, we had revenue growth of over 6 percent through the end of February.  However, we had a significant drop-off primarily in small transactions at the end of the quarter, and March revenue was down.  Given our skew of business within the quarter, the March shortfall significantly impacted the first quarter’s overall growth rate and profitability.

For the first quarter –

We delivered $22.9 billion in revenue, which was up 3 percent as reported, or up 4 percent without PC’s.  Revenue improved 1 percent at constant currency.

Our pre-tax income was $2 billion, up 3 percent over first quarter of last year.

And we delivered 85 cents of earnings per share, which was an 8 percent improvement over last year’s first quarter.  This includes 10 cents of incremental equity compensation expense, which we are including in our financial statements for the first time this quarter.

Last quarter I told you that we would have a significant year-to-year increase in pension expense.  Without the year-to-year impact from pension, our earnings-per-share would be up 20 percent year-to-year.

There are some specific items that impacted the results:

First, we had a disappointing quarter in services.  Contributing to the shortfall was a decline in short term signings, that impacted not only the total reported signings, but also our revenue and profit performance.

Second, we experienced an elongated sales cycle in a few of our product areas – due to both sales execution and customer deferrals.

We always have deals that don’t close, but more than a normal level of deals slipped this quarter.

Third, while we had good customer acceptance of our new storage products, our results were impacted by late product availability.

In the past, I’ve told you about our opportunity management system that gives us headlights into our pipeline of deals.  This quarter business fell off very late in the period, and while we were able to take some actions to improve performance, we weren’t able to deliver to the level that we had planned.

Putting this in perspective:

•      Our annuity-like stream of revenue and profit provided stability,  even when the transaction business fell off.

•      Our products remain extremely competitive.

•      And, we had continued strong performance in the growth areas that we’ve previously discussed – such as emerging countries, and Business Performance Transformation Services.  We are encouraged by the opportunities in these areas, and we will continue to invest for growth.

Overall, we could have done better this quarter.  But, we had two soft weeks, following several consecutive quarters of solid performance.  We’re taking actions to address the issues, and improve our overall performance.

Please move to Chart 4, and we’ll get into geographic revenue.

REVENUE — GEOGRAPHIC

I’d like to address the geographic performance from a couple of different perspectives.

First, we had declines in four major countries.

At constant currency, Japan was down 4 percent, Germany down 8 percent, France down 3 percent and Italy down 7 percent.  Together they represent over a quarter of IBM’s revenue, and were down 5 percent.

These four countries are all facing economic challenges, and spending has lagged other countries.

In light of this environment, we have been looking at our structure and operating model to ensure that we serve our clients in the most efficient and effective way possible.  This includes reexamining our operations and organizational structure in Europe.  This activity created some disruption toward the end of the quarter.

Let me share another perspective on our geographic performance.  Across all of the geographies, we continued our pattern of very strong growth in emerging countries.

China, Russia, India and Brazil together grew 18 percent in the first quarter to over $1 billion.  We will continue to shift investment to these geographies to better address these important markets.

Now let’s turn to revenue and gross profit margin by brand, Chart 5.

REVENUE AND GROSS PROFIT MARGIN

Total Revenue in the first quarter was up 3 percent year-to-year as reported, or 4 percent without PC’s.  Revenue was up 1 percent at constant currency.

Global Services, which is about half of IBM’s revenue was up 6 percent year-to-year as reported.

Contrary to the trend we saw in the second half of 2004, short term signings declined more rapidly than long term signings, which resulted in a deceleration in the revenue growth rate.

Hardware revenue was flat as reported, but up 2 percent without the PC business.

We had double-digit growth in pSeries.  xSeries was up 8 percent, iSeries returned to growth, and our storage products grew despite late availability of our new products.

This performance was offset by an expected decline in zSeries, following a very strong first half of 2004.

PC revenue was also down, again impacted by the pending sale of our business to Lenovo.

Software revenue grew 2 percent as reported.  The results were mixed by geography.

Global Financing revenue was down 12 percent as reported, driven by both a decline in the asset base and yields, and lower used equipment sales.

Gross profit margin in the first quarter was 36 percent, up four tenths of a point from last year’s first quarter.  I’ll expand on key drivers in the discussion of the business units.

Now let’s turn to expense, Chart 6.

EXPENSE SUMMARY

Total Expense and Other Income grew 5 percent in the first quarter, as reported.

Since revenue was up 3 percent, total expense-to-revenue increased a half a point.

This quarter, only two items materially impacted earnings growth.  We include these items in the expense discussion, even though some portion of the spending is charged to cost on the income statement.

We recently announced that IBM would implement expensing of equity compensation in the first quarter, and these results include a year-to-year reduction of $94 million, about 4 cents a share.

To a lesser degree, continued workforce rebalancing expense also improved earnings.

Retirement-related plans, both pension and health, were a year-to-year hurt of $247 million, about 10 cents a share.  We told you in January that the full year-to-year impact of pension alone will be $1 billion.

You’ll see us continue to take actions over the course of the year designed to offset this significant year-to-year pension impact.

Before I move on, let me comment on currency.

As you know, we have ongoing hedging programs that are intended to mitigate the volatility of currency on period results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as cost of goods sold.

The supplemental chart at the end of the presentation benchmarks currency’s potential future impact on revenue, assuming Wednesday’s exchange rates.

Now let’s turn to Cash Flow, Chart 7.

CASH FLOW ANALYSIS

In the first quarter, we had strong cash flow from our operations, excluding the funding of our US pension plan.

This Cash Flow Analysis chart has one primary difference from the FAS 95 format, which is included in our supplemental charts. It considers our Global Financing Receivables as an investment to generate profit, not as Working Capital that should be minimized for efficiency.

In first quarter, Net Cash from Operations, excluding the change in Global Financing Receivables, was a use of over $900 million, down $1.4 billion from last year.

This year we funded an additional $1.7 billion in US pension contributions over last year.  Excluding this incremental funding, we generated over $250 million more cash from operations year-over-year.  The principal driver was our continued focus on working capital management.

Our use of cash for investments was consistent with last year’s activity.

We returned $3.8 billion to investors in the first quarter.

Three point five billion dollars of this was through share repurchase, which remains an important part of our financial model. With our strong cash balance and cash performance we increased purchases both year over year and sequentially.

We bought back almost 37 million shares in first quarter, and average diluted shares stood at 1.66 billion, down 3.9 percent from a year ago.  We have approximately $250 million remaining from our last Board authorization.

And in the first quarter, we paid out almost $300 million in dividends.

Now, please turn to Chart 8, and we’ll discuss the Balance Sheet.

BALANCE SHEET

Our balance sheet remains strong in first quarter 2005 with cash on hand of $8.7 billion, up $150 million year-to-year, despite our increase in the share repurchase program, and our increased pension funding.

Ninety-four percent of our total debt of $23 billion was driven by our Global Financing business, and Global Financing was leveraged at an appropriate 6.7 to 1.

The remaining non-financing debt level was about $1.5 billion, 800 million higher than last year.  Non-financing debt-to-capital was within acceptable levels at 5.3 percent.

Our balance sheet remains very strong and we are well positioned to capitalize on future opportunities and meet our cash needs.

Now, I want to provide some detail on individual businesses, starting with Global Services, Chart 9.

GLOBAL SERVICES

Global Services delivered revenue of $11.7 billion, growing 6 percent as reported.  Pre-tax income was $942 million, down 5 percent year-to-year.  Let me remind you that the first quarter segment pre-tax profits do not include equity compensation expense.

Signings for Services this quarter were $11 billion at spot rates, or $10 billion at constant currency.  We signed 14 deals larger than $100 million.

Including Strategic Outsourcing, BCS, ITS Services and Maintenance, the ending balance of our backlog is estimated at $110 billion, effectively flat from the end of the year, with our backlog erosion remaining low.

Turning to the three major segments —

Strategic Outsourcing, which was about 40 percent of Global Services, was up 8 percent.

We continued our pattern of double-digit year-to-year growth in EMEA.  Asia Pacific also grew.  However, Americas declined, reflecting the cumulative effect of lower signings.

I have told you over the past couple of quarters that we have been able to maintain acceptable revenue growth while signings are declining, due primarily to increases in yield.

This quarter, many of our signings were late in the quarter, and we had a higher percentage of our total signings come from extensions to existing contracts.  While these extensions are a great indication of customer satisfaction and help over the longer term, they didn’t contribute to our current period revenue.

Although our strategic outsourcing yields continued to increase year-to-year, the increase was not sufficient to offset the impact from short term signings.

Excluding maintenance, Integrated Technology Services was up 6 percent.

This revenue growth is more dependent upon signings in the quarter.   ITS signings were flat to down in all geographies, due to weakness in small deals.

Business Consulting Services grew 5 percent year-to-year.  Double-digit growth in the Americas was mitigated by performance in EMEA and AP.

In Consulting and Systems Integration we saw modest signings growth in the Americas and EMEA, and signings declines in AP, driven primarily by weakness in Japan.  Revenue was impacted in the quarter by the signings delays in Asia, and yield declines in EMEA.

Business Transformation Outsourcing signings nearly doubled year-to-year, and continued to show strong revenue growth year-to-year.   I will talk more about BTO when I discuss BPTS.

Global Services gross margin improved year-to-year, while pre-tax margin declined eight tenths of a point.

This decline was almost entirely attributable to weakness in ITS and BCS revenue. With the cost “on board,” the revenue shortfall effectively drops to the bottom line.

Coming into the first quarter, we began to reallocate resource to put more emphasis on pipeline development, and invest in growth initiatives.  Both of these drive an increase in expense in the quarter, but should show benefits within our pipeline and our Services lines of business.

Although our gross profit margin increased year-to-year, we were driving for a greater improvement, in order to offset expected erosion in the expense-to-revenue ratio.

As we look forward, our emphasis on pipeline development is paying off.

Going into the second quarter of this year, our pipeline is 30 percent higher than we saw as we entered the first quarter.  This improvement is in all lines of business, both short term and long term, with particular strength in Strategic Outsourcing, ITS and BTO.

The improvement in the pipeline gives us more confidence that we will regain signings growth in the second quarter.

Please turn to Chart 10, Hardware.

HARDWARE

Hardware revenue was essentially flat year to year.

The Systems & Technology Group grew 2 percent year-to-year but this was offset by a decline in our Personal Systems Group.

zSeries revenue declined 16 percent year-to-year.  A decline was expected, following the strong performance in 2004.  MIPS shipments decreased by 11 percent.

We saw particular weakness in Europe and Japan as customers delayed a number of sizable transactions.

Our customers remain focused on infrastructure simplification.  The mainframe’s unmatched security, integration, and workload management capabilities enable customers to remove complexity and cost from their I/T infrastructure.

iSeries returned to modest growth after several quarters of decline.

Customers find value in iSeries’ capabilities of running more tightly integrated and secure business solutions, and multiple operating systems to simplify and consolidate their IT environments.

pSeries grew 12 percent year-to-year in the first quarter with growth in all geographies.

We expect that when external share results are reported, pSeries will again grow share in the UNIX market.

xSeries server revenue growth decelerated to 8 percent year over year.

We had double-digit growth in both the Americas and Asia. Competitive pressure was especially strong in Europe, contributing to modest revenue declines.

This was compounded by a product transition in our high end servers, which were not available until late in the quarter.

Our momentum in Blades, the fastest growing server platform, remained strong with revenue growth of nearly 90 percent year-to-year.

IBM Total Storage was up 5 percent year-to-year.  Enterprise disk grew over 20 percent, tape improved 3 percent, and SAN declined.

Our new disk products, the DS8000 and DS6000, began volume shipments late this quarter and have been well received by customers.  When the data becomes available, we believe we will have gained share in the external disk market.

Commerzbank is a perfect example of the value these new systems bring to customers.  Here they replaced more than 100 EMC and HP storage devices with just 13 IBM systems, significantly reducing cost and operating complexities.

I mentioned earlier that the storage product transition impacted our profitability.  Before the new product was available, in order to meet customer demand we substituted predecessor product at deep discounts, significantly impacting the margin.  Our new products will be available for the entire second quarter, and we expect to return to more normal profit levels.

Technology OEM revenue grew 2 percent.

Yield stability continues to improve in our East Fishkill fab.

IBM semiconductor technology leads the industry.  It is the basis of many of the industries cutting edge semiconductors.

Engineering & Technology Services revenue grew over 55 percent year-to-year.  This growth opportunity enables customers to leverage our design skills, know-how, and technical capabilities to meet their needs.

I will address this further in our discussion of BPTS.

Turning to our Personal Systems Group —

Revenue from personal computers declined 2 percent year-to-year, driven by a decline in desktops.

Gross margin for Personal Systems Group improved, a result of our continued focus on cost.

We remain on track to close the sale of our Personal Computer business to Lenovo in the second quarter.

Please turn to Chart 11, and we’ll discuss Software.

SOFTWARE

Software, at $3.6 billion, was up 2 percent year-to-year.

Total middleware grew 3 percent. There was strong growth in many of our strategic offerings.  However “other middleware,” which represents 40 percent of total middleware, was down 4 percent.

Operating Systems were down 2 percent.

Software demand was mixed by geography, strength in the Americas was offset by weakness in Europe and Asia.

In the quarter, we had a more pronounced mix to small deals.

Now, let me take you though some of the highlights by brand.

The WebSphere family of software grew 11 percent for the quarter.

WebSphere Portal and WebSphere Application Server software grew 17 percent and 14 percent year-to-year, respectively.   Gartner Group reported that WebSphere was again the number one provider of application server, portal and integration software in its 2004 report,  extending our leading market share position in all categories.

Information Management software grew 5 percent.

This was driven by the DB2 database family which grew 9 percent year-to-year.

In addition, we announced two significant acquisitions in our Information Management business in first quarter.

In January, we acquired SRD, whose technology provides fraud detection and business intelligence capabilities.

In March, we announced the intent to acquire Ascential Software, a leader in enterprise data integration, which is expected to complement our DB2 and WebSphere products for integrating applications and business information.

Tivoli software was up 15 percent driven by strong growth in security, storage and systems management software.

Lotus software was up 11 percent year-to-year for the quarter driven by strong Notes/Domino growth and continued acceptance of our Workplace product.

Rational software was flat.  Growth in Americas and Asia was offset by declines in Europe.

Overall, we believe we held share in software in the first quarter.

Now, please turn to Chart 12, and we’ll discuss Business Performance Transformation Services.

BUSINESS PERFORMANCE TRANSFORMATION SERVICES

I mentioned earlier that we are continuing to gain traction in Business Performance Transformation Services, or BPTS, a major growth play that we launched nearly a year ago.

Our objective is to capture opportunities that lie beyond what enterprises have traditionally spent on information technology products and services.

We see strong demand in BPTS as clients look for strategic partners in the marketplace for business services.

In the quarter, BPTS revenue was almost $900 million, up 40 percent year-to-year.

The revenue growth was led by Business Transformation Outsourcing, which also had signings growth of almost 90 percent over last year.

We had a significant win at Dana Corporation, where the client is looking for a strategic partner to redesign processes like payroll and benefits, but also transform human capital management in areas like recruiting and training.

We also signed two other major HR BTO agreements.  One was our first large HR win in Latin America, and the other leverages IBM’s own e-learning assets.

In Asia, we signed our first BTO deal focused exclusively on transforming and operating a client’s sales operation.

In our Engineering and Technology Services business, we take IBM assets and expertise and apply them to transform a client’s engineering or R&D capability.

This quarter we had about $200 million of signings in E&TS, a significant increase over last year.  These signings included our largest telematics engagement ever.

We also made a significant announcement centered around the Cell microprocessor.  Our engineers will now develop for other companies

“made to order” products which incorporate the revolutionary technology, helping clients that range from government agencies to device manufacturers solve their most challenging technical problems.

We are encouraged by our progress, and are continuing to invest to build capabilities to address the BPTS opportunities.

Now turn to Chart 13, and I’ll wrap up.

CLOSING REMARKS

In the first quarter, we delivered 8 percent growth in earnings per share.

As I mentioned earlier, this includes a significant year-to-year increase in pension costs.   Without the pension impact, our earnings per share is up 20 percent.

We had good results in several of our product areas, and continued strength in emerging countries and Business Performance Transformation Services.

But as I said up front, this quarter did not play out as we expected.

We had a shortfall in services, elongated sales cycles, and a product transition in storage.

We are putting in place targeted actions to drive improvements in our future performance.  For example:

•              Addressing sales execution issues – across hardware, software and services;

•              Shifting investments from low yielding areas to areas of growth;

•              And, optimizing our operating model to ensure that we have the most efficient and effective client-facing capabilities.

Many of these activities were already underway.  Given the softness in the last two weeks, we have decided to accelerate these plans.  A couple of these actions may require some sizable restructuring activities, primarily designed to move decision making closer to the customer and improve the speed of execution at the customer level.  We refer to this as “lowering the center of gravity.”  We are formulating our plans and expect to finalize them in the second quarter, and will describe this to you in more detail later this quarter.

So, what does all of this mean for the balance of the year?

The actions we are planning to take in the second quarter will start to yield benefits in the second half.  Based on what we know now, the analysts’ average estimates for earnings per share for the second half remain reasonable.  We’re driving to get there a different way, on lower revenue, and more cost and expense savings.  To be clear, the benefits that we will receive from the second quarter restructuring are included in these earnings objectives.

Our strategies, our investments, and our specific operational actions are all designed to deliver on our business model based on innovation, and best position us for the longer term.  Looking forward, we remain committed to our longer-term model to deliver double-digit earnings per share growth.

Now Patricia and I will take your questions.

Thanks, Mark.

Before we begin the Q&A let me comment on two items.

First, we have a few supplemental charts that were not part of Mark’s prepared remarks.  You’ll find these at the end of our presentation.

Second, I’d ask you to refrain from multi-part questions.

OK operator, let’s open it up for questions.

ATTACHMENT II

-1-

IBM 1Q 2005 Earnings Presentation

April 2005

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-4-

IBM GEOGRAPHIC REVENUE

Key Country Growth
at Constant Currency
-5%
3%
1%
France, Germany, Italy Japan
Rest of World
Total

Emerging Countries
As Reported
($B)
0.9
+18%
1.0
1Q04
1Q05

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-9-

IBM GLOBAL SERVICES

Revenue $11.7B, +6%; 3% @CC

IGS WW Contract Signings
($B)
20
15
10
5
0
2Q03
3Q03
4Q03
1Q04
2Q04
3Q04
4Q04
1Q05
Longer-Term
Shorter-Term
= $10.0B Signings

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-11-

SOFTWARE

Revenue $3.6B, +2%; flat @CC

Total Software
Yr/Yr
OS
(2%)
Middleware
3%
Yr/Yr
Middleware
Key Brands
8%
Other
(4%)

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IBM 1Q 2005

Earnings Presentation

April 2005

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the Company’s filing with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations.

Within this earnings presentation, the first quarter 2004 Income Statement, Balance Sheet and Cash Flow have been restated to include the impact of share-based compensation expense. The first quarter Segment pre-tax profits do not include this expense.

OVERVIEW

•                  Performance strong through mid-March

•                  Late March impacted by:

•                  Services shortfall

•                  Elongated sales cycle

•                  Product transition

•                  Growth initiatives continue strong performance

•                  Emerging countries

•                  BPTS

	1Q05		Yr/Yr%
Revenue	$22.9	B	3%
PTI	$2.0	B	3%
EPS	$0.85		8%

IBM Revenue Growth by Month

[CHART]

IBM GEOGRAPHIC REVENUE

		B/(W) Yr/Yr
($B)	1Q05	Rptd	@CC
Americas	9.3	2%	1%
Europe/ME/A	7.7	7%	2%
Asia Pacific	5.2	1%	(2)%
OEM	0.7	3%	3%

IBM	22.9	3%	1%

Key Country Growth
at Constant Currency

[CHART]

Emerging Countries
As Reported

[CHART]

IBM REVENUE / GROSS PROFIT MARGIN

	Revenue			Gross Profit Margin
		B/(W) Yr/Yr			B/(W)
($M)	1Q05	Rptd	@CC	1Q05	Yr/Yr Pts
Global Services	11.7	6%	3%	24.3%	0.6	pts
Hardware	6.7	—	(2)%	27.5%	1.0	pts
Software	3.6	2%	—	86.4%	0.5	pts
Global Financing	0.6	(12)%	(15)%	54.2%	(6.3	)pts
Enterprise Inv./Other	0.3	15%	12%	52.5%	13.0	pts

IBM	22.9	3%	1%	36.0%	0.4	pts

IBM EXPENSE SUMMARY

($B)	1Q05	B/(W) Yr/Yr
SG&A	4.9	(6)%
RD&E	1.5	(3)%
IP and Custom Dev. Income	(0.2)	22%
Other Income and Expense	—	(71)%
Interest Expense	—	(40)%

Total Expense and Other Income	6.2	(5)%

E/R%	27.3%	(0.5	)pts

IBM CASH FLOW ANALYSIS

($B)	1Q04	FY04	1Q05
Net Cash from Operations (Cont. Ops.)	3.6	15.3	2.1
Less: GF Accounts Receivable	3.1	2.5	3.0
Net Cash from Operations (Cont. Ops.), excl. GF Rec.	0.5	12.9	(0.9)
Investing Activities
Capital Expenditures, Net	(0.9)	(3.7)	(1.0)
GF A/R	3.1	2.5	3.0
GF Debt	(0.2)	(1.7)	0.1
Net GF Debt to A/R	2.9	0.7	3.1
Acquisitions	(0.1)	(1.7)	(0.2)
Divestitures	0.0	0.0	0.0
Return to Shareholders
Share Repurchase	(1.8)	(7.1)	(3.5)
Dividends	(0.3)	(1.2)	(0.3)
Change in Non-GF Debt	0.0	0.7	0.8
Other	0.5	2.5	0.1
Discontinued Operations	(0.1)	(0.1)	0.0
Change in Cash & Marketable Securities	0.9	2.9	(1.9)

May not add due to rounding

IBM BALANCE SHEET

($B)	Mar 2004	Dec 2004	Mar 2005

Cash & Marketable Securities	8.5	10.6	8.7
Non-GF Assets*	63.3	66.7	66.8
Global Fin. Assets*	31.7	33.7	29.5
Total Assets	103.5	111.0	104.9

Other Liabilities	49.9	56.4	51.6
Non-GF Debt	0.7	0.6	1.5
Global Financing Debt	23.0	22.3	21.9
Total Debt	23.7	22.9	23.4
Total Liabilities	73.5	79.3	75.0

Equity	29.9	31.7	29.9

Non-GF Debt/Cap	3%	2%	5%
Global Fin. Leverage	6.7	6.9	6.7

* Excluding Cash & Marketable Securities

May not add due to rounding

IBM GLOBAL SERVICES

Revenue $11.7B, +6%; 3% @CC

($B)	1Q05	Yr/Yr

Revenue	11.7	6%
PTI Margin	7.6%	(0.8	)pts

Revenue
Strategic Outsourcing		8%
Business Consulting Services		5%
Integrated Tech Services		4%
Maintenance		2%

IGS WW Contract Signings

[CHART]

1Q05 Signings	Yr/Yr
SO	(4)%
ITS	(14)%
BCS	1%
CSI	(9)%
BTO	87%
E&TS	96%

HARDWARE

Revenue $6.7B, flat; -2% @CC; GP% +1 pt

	1Q Revenue			GP%	Share

Systems & Technology	$3.9	B	2%	=	-
zSeries			(16)%	+	-	MIPS down 11%
iSeries			1%	-	=	Return to growth
pSeries			12%	+	+	P5 transition complete
xSeries Servers			8%	=	-	Strong blade growth
Total Storage			5%	-	=	Gaining share in Disk
Technology OEM			2%	+		300mm stability

Personal Systems	$2.7	B	(3)%	+	-	Pending sale to Lenovo

SOFTWARE

Revenue $3.6B, +2%; flat @CC

[CHART]

Brand	Yr/Yr

WebSphere Family	11%
Information Mgmt	5%
Lotus	11%
Tivoli	15%
Rational	0%
Other Middleware	(4)%

	1Q05	Yr/Yr

GP Margin	86.4%	+0.5	pts

•                  Strength in Americas

•                  Held or gained market share in several key segments

•                  Announced intention to acquire Ascential

BUSINESS PERFORMANCE
TRANSFORMATION SERVICES

BPTS Revenue

[CHART]

•                  BTO signings up almost 90% yr/yr

•                  E&TS signings up over 90% yr/yr

•                  Key BPTS wins

•                  Dana Corp - HR BTO

•                  BP - F&A BTO

•                  CERT Telematics - E&TS

EPS DYNAMICS

	1Q04	1Q05	Yr/Yr

EPS As Reported	$0.79	$0.85	$0.06
			+8%

Yr/Yr Pension Impact		0.10	0.10	$0.09 Business Performance $0.04 Equity Comp $0.03 Share Buyback

EPS w/o Pension Impact	$0.79	$0.95	$0.16
			+20%

[LOGO]

IBM FINANCIAL SUMMARY

Continuing Operations ($B except EPS)	1Q05	B/(W) Yr/Yr

Revenue	22.9	3%
@CC		1%
GP%	36.0%	0.4	pts

Expense	6.2	(5)%
E/R%	27.3%	(0.5	)pts

Pre-Tax Income	2.0	3%
PTI%	8.8%	—
Tax Rate	30.0%	0.1	pts

EPS	$0.85	8%

S1

IBM REVENUE - KEY INDUSTRY SALES UNITS

As Reported ($B)	1Q05	B/(W) Yr/Yr	% of 1Q Rev

Financial Services	5.7	4%	25%
Public	3.4	4%	15%
Industrial	3.0	(1)%	13%
Distribution	2.2	5%	10%
Communications	2.1	1%	9%

Small / Medium	5.1	7%	22%

All Sectors	22.3	3%

S2

CURRENCY: YEAR-TO-YEAR COMPARISON

QUARTERLY AVERAGES PER US$

				4/13/05 Spot	@ 4/13/05 Spot
	1Q05				2Q05		3Q05		4Q05

Euro	0.76			0.77
Yr/Yr		5%			7%		5%		0%
Pound	0.53			0.53
Yr/Yr		3%			5%		4%		2%
Yen	105			107
Yr/Yr		2%			2%		2%		-1%

IBM Revenue Impact		2.6	pts		4	pts	3	pts	0	pts

S3

IBM CASH FLOW (FAS 95)

($B)	1Q04	FY04	1Q05
Net Cash from Continuing Operations	1.4	7.5	1.4
Depreciation / Amortization	1.2	4.9	1.3
Stock-based Compensation Expense	0.4	1.6	0.3
Working Capital / Other	(2.5)	(1.1)	(3.9)
GF A/R	3.1	2.5	3.0
Net Cash provided by operating activities	3.6	15.3	2.1
Cash Expenditures, Net	(0.9)	(3.7)	(1.0)
Divestitures	0.0	0.0	0.0
Acquisitions	(0.1)	(1.7)	(0.2)
Other Investing	(0.7)	0.1	0.5
Net cash used in investing activities	(1.7)	(5.3)	(0.7)
GF Debt	(0.2)	(1.7)	0.1
Non-GF Debt	0.0	0.7	0.8
Dividends	(0.3)	(1.2)	(0.3)
Share Repurchase	(1.8)	(7.1)	(3.5)
Other	0.5	1.8	0.4
Net cash used in financing activities	(1.7)	(7.6)	(2.6)
Effect of exchange rate changes on cash	0.0	0.4	(0.2)
Discontinued Operations	(0.1)	(0.1)	0.0
Net Change in Cash & Cash Equivalents (Cont. Ops.)	0.2	2.8	(1.4)

May not add due to rounding

S4

NON-GAAP FINANCIAL MEASURES

•                  In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses the following non-GAAP information which management believes provides useful information to investors:

•                  Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s businesses.  Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

•                  Management refers to certain financial results excluding the year-to-year effects of pension charges and incremental funding.  Management believes that such a view provides additional insight into, and clarifies the basis for, year-over-year performance.

S5

•                  Management includes a presentation of cash flows that excludes the effect of Global Financing Receivables from Net Cash from Operations.  For a financing business, increasing receivables is the basis for growth.  Receivables are viewed as an investment and an income-producing asset.  Therefore, management presents financing receivables as an investing activity.  Management’s view is that this presentation gives the investor the best perspective of cash available for investment or for distribution to shareholders.  Reconciliation to Net Cash from Operations is provided herein.

•                  Management has presented certain financial results and earnings expectations excluding a one-time charge for the partial settlement of certain legal claims related to IBM’s pension plan.  Given the unique and non-recurring nature of this charge, management believes that presenting such financial items without the charge is more representative of the company’s operational performance.

S6

RECONCILIATION TO NET CASH FROM OPERATIONS

EXCLUDING GF RECEIVABLES AND

EXCLUDING U.S. PENSION FUNDING

($B)	1Q05	Yr/Yr
Net Cash from Operations (Cont. Ops.), excl GF Rec, excl U.S. Pension Funding	0.8	0.3

Less: U.S. Pension Funding	1.7	1.7

Net Cash from Operations (Cont. Ops.), excl GF Rec	(0.9)	(1.4)

Plus: GF Accounts Receivable	3.0	(0.1)

Net Cash from Operations (Cont. Ops.)	2.1	(1.6)

May not add due to rounding

S7

RECONCILIATION OF INCREASE

IN PENSION EXPENSE

($M)	2004-2005 Estimated

Increase in Pension Expense, excluding One-time Pension Settlement Charge	1027

One-time Pension Settlement Charge	(320)

Increase in Pension Expense	707

S8

[LOGO]